EXHIBIT 5

\	FEC HEADQUARTERS Vancouver, British Columbia E-mail: info@FECResources.com Website: http://www.FECResources.com

FEC RESOURCES TO PARTICIPATE IN FINANCING OF FORUM ENERGY LIMITED

Dateline: Vancouver, British Columbia

Ticker: “FECOF”

Date: October 31, 2023

FEC RESOURCES INC. (PINK: FECOF) (“FEC” or the “Company”) announces that Forum Energy Limited (“FEL”) has advised the Company of its intent to complete a $3,000,000 fund raising to repay its loan from PXP Energy Corporation (“PXP”) and for general working capital purposes. FEC has agreed to participate in its pro- rata 6.8% share amounting to $204,000 through additional loans from PXP on the same terms and conditions as previsous advances. These loans from PXP carry interest at Libor plus 3.5%, both interest and principal are repayable on the earlier of a) December 31, 2023 or b) any equity issuance by FEC or c) any sale of FEL shares by FEC or d) any third party borrowing by FEC. To date FEC has received total advances of $530,716 including interest accrued to September 30.

On behalf of the Board of,

FEC Resources Inc.

Daniel Carlos

Director and Chief Executive Officer

Forward-Looking Statements

FEC cautions that this release contains forward-looking statements, including, without limitation, statements relating to the use of funds. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things; our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives; our ability to repay loans received from PXP; FEL’s ability to repay the loans made by FEC. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see FEC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 20-F and quarterly report on Form 6-K. FEC cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law. For more information please e-mail info@FECResources.com or visit the FEC Resources website at www.fecresources.com